UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A. 77056

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On April 14, 2023, the Board of Directors (the “Board”) of Schlumberger Limited (“SLB” or the “Company”) appointed Mr. James T. Hackett to serve as a member of the Board effective April 17, 2023. The Board also appointed Mr. Hackett as independent Chair-elect of the Board, with his chairmanship to become effective July 1, 2023.

Mr. Hackett has been the president of Tessellation Services, a privately held consulting services firm, since 2013. He was previously the executive chairman of Alta Mesa Resources, an onshore oil and gas exploration and production company, from 2018 to March 2020, and was a partner and senior advisor at Riverstone Holdings, a private energy investment firm, from 2013 to March 2020. Prior to that, Mr. Hackett served as executive chairman and CEO of Anadarko Petroleum Corporation from 2003 to 2013. Since December 2021, he has been the non-executive chair of NuScale Power Corporation, where he also serves as chair of the organization and compensation committee and as a member of the audit committee. He has also been a director of Enterprise Products Holdings since 2014, where he serves as chair of the governance committee and as a member of the capital projects committee; and a director of Fluor Corporation since 2001, where he serves as chair of the organization and compensation committee and as a member of the executive and commercial strategies and operational risk committees. He is a former director of NOV, Halliburton, and Cameron International (now a subsidiary of SLB), a past chairman of the Board of the Federal Reserve Bank of Dallas, and a past chairman of the National Petroleum Council. He has also been a faculty member at Rice University and The University of Texas at Austin since 2017, and he serves on the boards of trustees at Rice University and Baylor College of Medicine.

As of the filing of this Report, Mr. Mark Papa serves as independent Chairman of the Board, and as previously disclosed in SLB’s most recent proxy statement, the Company expects Mr. Papa to retire after an appropriate handover with his successor, Mr. Hackett. The Company does not expect Mr. Papa to stand for re-election at SLB’s 2024 annual general meeting of shareholders.

To facilitate an effective handover of the Chair duties, the Board has not assigned Mr. Hackett to any of its committees, and the Company will file an amendment to this Report if the Board assigns Mr. Hackett to serve on any of its committees. There are no transactions with Mr. Hackett that would be reportable under Item 404(a) of Regulation S-K.

Mr. Hackett will serve as a director until the next annual general meeting of SLB’s shareholders, at which he will be subject to re-election. In addition, Mr. Hackett will be compensated under the Company’s director compensation program as described in its most recent proxy statement, prorated based on date of appointment, and he is expected to enter into the Company’s standard director indemnity agreement previously filed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: April 17, 2023